SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ALLIANCE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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(4)	Date Filed:

Alliance Semiconductor Corporation

2575 Augustine Drive

Santa Clara, CA 95054

Notice of Annual Meeting of Stockholders

To Be Held August 26, 2003

On Tuesday, August 26, 2003 Alliance Semiconductor Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the principal executive offices of the Company, located at 2575 Augustine Drive, Santa Clara, CA 95054. The meeting will begin at 10:00 a.m. local time.

Only stockholders who owned stock at the close of business on July 15, 2003 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect a Board of Directors to serve until the next Annual Meeting, and until their successors have been duly elected or until their earlier resignation, death or removal;

•	Amend the Company’s 1996 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares available for issuance under the Purchase Plan by an aggregate of 250,000 shares to 1,000,000 shares and to amend the Purchase Plan’s requirements with respect to obtaining stockholder approval of amendments to the Purchase Plan;

•	Ratify the appointment of PricewaterhouseCoopers as our independent accountants for the current fiscal year; and

•	Transact any other business properly brought before the Annual Meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the three proposals outlined in this Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

N. DAMODAR REDDY

President and Chief Executive Officer

Santa Clara, CA

July 25, 2003

Alliance Semiconductor Corporation

2575 Augustine Drive

Santa Clara, CA 95054

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 26, 2003

Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set July 15, 2003 as the record date for the meeting. Stockholders of record who owned our Common Stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 34,998,826 shares of Common Stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2003 Annual Report on Form 10-K, will be mailed to stockholders on or about July 25, 2003.

In this Proxy Statement:

•	“We,” “us,” “our,” “Alliance” and the “Company” refer to Alliance Semiconductor Corporation;

•	“Annual Meeting” or “Meeting” means our 2003 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

The Annual Meeting is being held on Tuesday, August 26, 2003 at 10:00 a.m. local time at our principal executive offices located at 2575 Augustine Drive, Santa Clara, CA 95054.

All stockholders who owned shares of our stock as of July 15, 2003, the record date, may attend the Annual Meeting.

Purpose Of The Proxy Statement And Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our Common Stock on July 15, 2003, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint N. Damodar Reddy (the Chairman of the Board, Chief Executive Officer and President of the Company) and Ronald K. Shelton (the Vice President, Finance and Administration and Chief Financial Officer of the Company) as your representatives at the meeting. N. Damodar Reddy and Ronald K. Shelton will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year’s Annual Meeting

You are being asked to vote on:

•	The election of directors to serve on our Board of Directors;

•	The amendment of the Company’s 1996 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares available for issuance under the Purchase Plan by an aggregate of 250,000 shares to 1,000,000 shares and to amend the Purchase Plan’s requirements with respect to obtaining stockholder approval of amendments to the Purchase Plan; and

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date; or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters: or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors, the amendment to the Company’s 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance under the Purchase Plan by an aggregate of 250,000 shares to 1,000,000 shares or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the five nominees receiving the highest number of “yes” votes will be elected as directors. The amendment of the Company’s 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance under the Purchase Plan by an aggregate of 250,000 shares to 1,000,000 shares and the ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use Of Outside Solicitors

Alliance is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004, which we will file with the SEC. You can get a copy by visiting our web site at www.alsc.com, calling our Investor Relations Department at (408) 855-4900, calling the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by July 8, 2003, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to N. Damodar Reddy and Ronald K. Shelton to vote on such matters at their discretion.

Proposals For 2004 Annual Meeting

To have your proposal included in our proxy statement for the 2004 Annual Meeting, you must submit your proposal in writing by March 27, 2004 to the Company’s Secretary at the Company’s principal executive offices located at 2575 Augustine Drive, Santa Clara, California 95054.

If you submit a proposal for the 2004 Annual Meeting after June 27, 2004, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2004 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

Proposal No. 1

Election of Directors

At the Annual Meeting, the stockholders shall elect five directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Board of Directors has nominated for election as directors each of the following persons: Juan A. Benitez, Sanford L. Kane, Jon B. Minnis, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company’s nominees named below. Each of the nominees is currently a director of the Company. Assuming a quorum is present, the five nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a director; however, director Jon Minnis is presently undergoing treatment for cancer and may, as medical conditions warrant, periodically re-evaluate his ability to serve as a director of the Company.

Directors/Nominees

The names of the current members of the Board, who are also the Company’s nominees for the Board, their ages as of July 15, 2003, and certain other information about them, are set forth below:

Name of Nominee and Director	Age	Principal Occupation	Director Since
N. Damodar Reddy (4)	64	Chairman of the Board, Chief Executive Officer and President	1985
C.N. Reddy	47	Executive Vice President and Director	1985
Jon B. Minnis (1)(2)(3)	67	President of Milpitas Materials Company	1992
Sanford L. Kane (1)(2)(3)	61	President of Kane Concepts Incorporated	1993
Juan A. Benitez (1)(2)	54	President and CEO of Enterprise Development International	2001

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Stock Benefit Committee.
(4)	N. Damodar Reddy resigned from the Compensation Committee effective July 16, 2002, and Juan A. Benitez was appointed Chairman of the Compensation Committee on the same date.

N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the directors or executive officers of the Company.

N. Damodar Reddy is the co-founder of the Company and has served as the Company’s Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company’s Chief Financial Officer from June 1998 until January 1999. Under his guidance, the Company created the fabless model that many memory companies follow today. From September 1983 to February 1985, Mr. Reddy co-founded and served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. In 1995, Mr. Reddy was selected as “Entrepreneur of the Year” in Northern California, an award sponsored by Inc. magazine, Ernest and Young and Merrill Lynch. Mr. Reddy is a member of the Board of Directors of one other publicly traded company, Tower Semiconductor. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests. He holds a B.S. degree in Electrical Engineering from Osmania University, a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as a director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company’s Vice President—Engineering. In May 1993, he was appointed Senior Vice-President—Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests.

Jon B. Minnis has served as a member of the Company’s Board of Directors since April 1992. For more than 30 years, he has been President of Milpitas Materials Company, a construction materials company. Mr. Minnis has also been involved in venture capital investment activities for high technology companies.

Sanford L. Kane has served as a member of the Company’s Board of Directors since June 1993. Since 1992 he has served as President of Kane Concepts Incorporated, a consulting company. From January 2000 to December 2000 Mr. Kane served as Chairman and CEO of Legacy Systems, Inc., a startup company in which Alliance is the largest shareholder. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations—General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH and the Semiconductor Industry Association.

Juan A. Benitez has served as a member of the Company’s Board of Directors since June 2001. He currently serves as President and Chief Executive Officer of Enterprise Development International, a non-profit economic development organization supporting microenterprise development programs with business training, technical support and capital procurement. From April 1995 to January 1997, Mr. Benitez was the Director of the Washington office of Opportunity International, a non-profit global confederation of microenterprise development organizations. From January 1993 to April 1995, he was a consultant for various entities on operations, recruiting, fundraising, asset management, marketing and policy making. Mr. Benitez was President, Chief Executive Officer and a director of Paradigm Technology, Inc., a semiconductor company, from August 1992 to January 1993. He was president and a director of Lifestream Diagnostics Inc., a medical instruments startup company, from September 1990 to February 1991. In 1989, Mr. Benitez was appointed by the first Bush administration to the post of the United States Department of Commerce, Deputy Assistant Commerce Secretary, and then served as Deputy Commerce Undersecretary until September 1990. From October 1980 to December 1988, Mr. Benitez served in various roles with Micron Technology, Inc., starting as the eighth employee of the founding group and managing different phases of the startup and growth of the company, including Facilities Manager, Vice President of Operations, President and Chief Operating Officer, and as a director. Mr. Benitez currently is a member of the board of directors of Nextest Systems Corporation.

Meetings and Committees of the Board of Directors

Board of Directors

During the fiscal year ended March 29, 2003 (“fiscal 2003”), the Board of Directors met five (5) times and acted by unanimous written consent one (1) time. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he served, except that Mr. Minnis did not attend two (2) meetings of the Board of Directors and did not attend one (1) meeting of the Compensation Committee.

The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board currently include an Audit Committee, a Compensation Committee and a Stock Benefit Committee, the current membership and duties of which are set forth below. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to the Company’s Secretary at the Company’s address set forth above.

Audit Committee	Compensation Committee (1)	Stock Benefit Committee
Sanford L. Kane	Sanford L. Kane	Sanford L. Kane
Jon B. Minnis	Jon B. Minnis	Jon B. Minnis
Juan A. Benitez	Juan A. Benitez

(1)	N. Damodar Reddy served as Chairman of the Compensation Committee until his resignation on July 16, 2002. Concurrent with Mr. Reddy’s resignation, Juan A. Benitez was appointed Chairman of the Compensation Committee.

Audit Committee

The Audit Committee consists of three directors. The functions of the Audit Committee are, among other things: to oversee the accounting and financial reporting processes, and the external audits of the Company; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee the Company’s independent accountants; to oversee the finance function of the Company; to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee undertakes these specific duties and other responsibilities listed in the Audit Committee’s charter, as amended, which is included as Appendix A to this Proxy Statement, and such other duties as the Board may prescribe from time to time. See also “Audit Committee Report.” The Audit Committee held five (5) meetings in fiscal 2003, in addition to quarterly meetings with each of the Chief Executive Officer and Chief Financial Officer of the Company and with the Company’s independent accountants.

Compensation Committee

The Compensation Committee consists of three directors and oversees all non-stock compensation for the Company’s officers, employees and service providers, other than directors. The Compensation Committee met five (5) times in fiscal 2003.

Stock Benefit Committee

The Stock Benefit Committee consists of two directors and administers the Company’s 2002 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee does not administer discretionary stock benefit plans for directors. In fiscal 2003, the Stock Benefit Committee acted by unanimous written consent 121 times.

Directors’ Compensation

Directors resident in California do not receive compensation for serving as members of the Company’s Board of Directors. Each director resident outside of California receives a $5,000 fee for each meeting of the Company’s Board of Directors physically attended by such director, and all directors are reimbursed for expenses incurred attending meetings of the Board. In fiscal 1994, Messrs. Minnis and Kane, two of the Company’s three non-employee directors, were each granted options to purchase 90,000 shares of Common Stock, at an exercise price of $1.33 per share, all of which have been exercised. In fiscal 1998, Messrs. Minnis and Kane were each granted options to purchase 50,000 shares of Common Stock, at an exercise price of $5.50 per share. Each of these options vest in increments of 20% per year on each of the first five anniversaries subsequent to June 9, 1997, in the case of Mr. Kane, and May 10, 1997, in the case of Mr. Minnis. Upon being elected a director on June 30, 2001, Mr. Benitez was granted an option to purchase 50,000 shares of Common Stock, at an exercise price per share of $11.89. This option vests in increments of 20% per year on each of the first five anniversaries subsequent to June 30, 2001, in which he remains a director of the Company.

Certain Litigation Matters

On February 24, 2003, a stockholder of the Company filed a putative derivative action entitled Fritsche v. Reddy, et al, and Alliance Semiconductor Corporation (case no. CV 814996) in Santa Clara County Superior Court. This action, purportedly brought on behalf of the Company, names as defendants certain current and former officers and directors of the Company. The Company is named as a nominal defendant. Plaintiffs generally allege that the Company’s equity investments in venture funds managed by Alliance Venture Management, LLC, and related transactions by certain current and former officers and directors of the Company, give rise to claims against the defendants for breach of fiduciary duties, abuse of control, “gross mismanagement,” waste of corporate assets, and alleged violations of Cal. Corp. Code §25402. Plaintiffs seek, purportedly on behalf of the Company, declaratory, injunctive and other equitable relief, and compensatory, statutory and punitive damages. On May 20, 2003, the defendants and the Company demurred to the complaint on the grounds that plaintiff lacked standing to bring the action because he had not made a demand on the Company’s board of directors. A hearing on the demurrers is currently scheduled for August 12, 2003. Due to the early stage of the litigation, the Company cannot determine what, if any, effect resolution of this matter will have on its financial condition and results of operations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Proposal No. 2

Approval of Increase of Shares of Common Stock

Under the 1996 Employee Stock Purchase Plan

We are asking the Company’s stockholders to approve an amendment to the 1996 Employee Stock Purchase Plan (the “Purchase Plan”) that will increase the number of shares of Common Stock authorized for issuance under the Purchase Plan by 250,000 shares effective and contingent upon receipt of stockholder approval. Following approval of this amendment, the maximum aggregate number of shares reserved for future issuance under the Purchase Plan shall not exceed 1,000,000 shares.

In addition, the Board approved and the Company seeks stockholder approval of amendments to the Purchase Plan’s requirements with respect to obtaining stockholder approval of the Purchase Plan amendments. The Purchase Plan as amended will require stockholder approval of the Purchase Plan amendments to the extent necessary to comply with the Internal Revenue Code of 1986, any applicable rules of Nasdaq or any stock exchange upon which the Company’s Common Stock may be listed or approved for listing, or any other applicable law, rule or regulation. These amendments eliminate certain requirements that the Purchase Plan previously contained to obtain stockholder approval in circumstances not required by applicable tax or other law.

The Company believes that the amendment to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan, which amendment was approved by the Board on July 22, 2003, is necessary to ensure that a sufficient reserve of Common Stock is available under the Purchase Plan. The Company also believes that operation of the Purchase Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. The proposed amendments relating to stockholder approval of the Purchase Plan amendments are designed to eliminate certain outdated provisions included in the Purchase Plan and to conform such stockholder approval requirements to current legal and regulatory requirements applicable to the Purchase Plan.

The essential features of the Purchase Plan as amended are summarized below. This summary does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Purchase Plan document may do so upon written request to the Chief Executive Officer or Secretary of the Company at the Company’s principal executive offices.

General

The Purchase Plan was adopted by the Board of Directors in July 1996. Prior to the amendment for which the Company now seeks stockholder approval, a total of 750,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended.

Purpose

The purpose of the Purchase Plan is to provide employees of the Company (and any of its majority-owned subsidiaries designated by the Board of Directors) who participate in the Purchase Plan with an opportunity to purchase through payroll deductions Common Stock of the Company at a discount to the market price of the shares as of the date of purchase.

Administration

The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, and its decisions are final and binding upon all participants.

Eligibility

Any person who is customarily employed by the Company (or any of its majority-owned subsidiaries designated by the Board of Directors) for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an Offering Period (as defined below) and subject to certain limitations imposed by Section 423(b) of the Code. See “Purchase of Stock; Exercise of Option.”

Offering Dates

In general, the Purchase Plan will be implemented by a series of twelve month offering periods (“Offering Periods”) commencing on or about February 16 and August 16 of each year (or at such other times as may be determined by the Board of Directors), each of which shall consist of two (2) consecutive purchase periods of six months’ duration (“Purchase Periods”) with the last day of each Purchase Period being designated a “Purchase Date.” Generally, a new Purchase Period commences on each February 16 and ends on the next August 15, and a new Purchase Period commences on August 16 and ends on the next February 15. The next Offering Period to commence after the date of this Proxy shall be August 27, 2003, assuming that the stockholders approve the proposed amendment to the Purchase Plan. That Offering Period will end on August 15, 2004.

Participation in the Purchase Plan

Eligible employees may participate in the Purchase Plan by completing a subscription agreement in the form provided by the Company and filing it with the Company at least five (5) business days prior to the first business day of the applicable Offering Period, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering. The subscription agreement currently authorizes payroll deductions of up to ten per cent (10%) of the participant’s eligible compensation.

Purchase Price

The purchase price per share at which shares are sold under the Purchase Plan is eighty-five per cent (85%) of the lower of the fair market value of the Common Stock on (a) the date of commencement of the Offering Period (the “Offering Date”) or (b) the applicable Purchase Date. The fair market value on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the applicable Offering Period. The deductions may be up to ten per cent (10%) of a participant’s eligible compensation received on each payday during the Offering Period. Eligible compensation is defined in the Purchase Plan to include the regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses or other compensation. A participant may discontinue his or her participation in the Purchase Plan at any time during the Offering Period prior to a Purchase Date, and may decrease the rate of his or her payroll deductions once during the Offering Period by completing and filing a new subscription agreement. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided below under “Withdrawal.” No interest accrues on the payroll deductions of a participant in the Purchase Plan.

Purchase of Stock; Exercise of Option

By executing a subscription agreement to participate in the Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing $25,000 by the fair market value of one share of the Company’s Common Stock on the Offering Date. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant’s total payroll deductions for such offering accumulated prior to the Purchase Date by the lower of (i) eighty-five per cent (85%) of the fair market value of the Common Stock on the Offering Date, or (ii) eighty-five per cent (85%) of the fair market value of the Common Stock on the Purchase Date. See “Payment of Purchase Price; Payroll Deductions” for additional limitations on payroll deductions. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically on each Purchase Date at the applicable price. See “Withdrawal.” Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option he or she would own five per cent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a parent or of any of the Company’s subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to the Purchase Plan (or any other employee stock purchase plan described in Section 423 of the Code) more than $25,000 of fair market value of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an Offering Period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the available shares shall be made in as equitable a manner as is practicable.

Withdrawal

A participant’s interest may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month period prior to a Purchase Date under the Purchase Plan.

Any withdrawal by the participant of accumulated payroll deductions for a given Offering Period automatically terminates the participant’s interest in that Offering Period. A participant’s withdrawal from an Offering Period does not have an effect upon such participant’s eligibility to participate in subsequent Offering Periods under the Purchase Plan; however, the participant may not re-enroll in the same Offering Period after withdrawal.

Automatic Withdrawal

If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

Termination of Employment

Upon termination of the participant’s continuous status as an employee prior to a Purchase Date of an Offering Period for any reason, including retirement or death, the contributions credited to his or her account (and not previously used for the exercise of options pursuant to the Purchase Plan) will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

In the event an employee fails to remain in continuous status as an employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to his or her account (and not previously used for the exercise of options pursuant to the Purchase Plan) will be returned to him or her, without interest, and his or her option will be automatically terminated.

Adjustments upon Changes in Capitalization; Corporate Transactions

In the event any change, such as a stock split or stock dividend, is made in the Company’s capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the number of shares subject to purchase and the purchase price per share covered by each option not yet exercised, and in the number of shares of Common Stock that have been authorized for issuance under the Purchase Plan but have not yet been placed under option. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in the Purchase Plan. An option granted under the Purchase Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

The Board of Directors may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares subject to purchase and the purchase price per share covered by each option not yet exercised, and in the number of shares of Common Stock that have been authorized for issuance under the Purchase Plan but have not yet been placed under option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Nontransferability

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Reports

Individual accounts will be maintained for each participant in the Purchase Plan. Each participant shall receive promptly following each Purchase Date a report of such participant’s account setting forth the total amount of payroll deductions accumulated, the per share purchase price and the number of shares purchased and the remaining cash balance, if any.

Term of the Purchase Plan

The Purchase Plan became effective upon its approval by the Board of Directors. Unless terminated earlier by the Board, the Purchase Plan shall continue in effect for a term of twenty (20) years (until 2016).

Amendment and Termination of the Purchase Plan

The Board of Directors may at any time amend or terminate the Purchase Plan. Except as provided above under the heading “Adjustments Upon Changes in Capitalization; Corporate Transactions,” such termination shall not affect options previously granted nor may any amendment make any change in any option granted prior thereto which adversely affects the rights of any participant provided that the Purchase Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Purchase Plan and/or the Offering Period is in the best interests of the Company and its stockholders, or if continuation of the Purchase Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Purchase Plan in the generally accepted accounting rules applicable to the Purchase Plan.

The Board approved and the Company seeks stockholder approval of amendments to the Purchase Plan’s provisions relating stockholder approval of the Purchase Plan amendments. The Purchase Plan as amended will require stockholder approval of amendments to the extent necessary to comply with the Internal Revenue Code of 1986, any applicable rules of Nasdaq or any stock exchange upon which the Company’s Common Stock may be listed or approved for listing, or any other applicable law, rule or regulation. These amendments eliminate certain provisions that the Purchase Plan previously contained requiring the Company to obtain stockholder approval in circumstances not required by applicable tax or other law in the event the Board desired to change the frequency or duration of Plan Offering or Purchase Periods and also to eliminate certain requirements that had become obsolete as a result of changes made by the Securities Exchange Commission to rules promulgated under Section 16 of the Securities Exchange Act of 1934.

Federal Income Tax Aspects of the Purchase Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE PURCHASE AND SALE OF SHARES UNDER THE PURCHASE PLAN. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE. MOREOVER, THE SUMMARY IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE HEREOF. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX, THE TAX LAWS MAY CHANGE AND THE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT. THE FOREGOING DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. TAXING JURISDICTION OR GIFT, ESTATE OR OTHER LAWS OTHER THAN U.S. FEDERAL INCOME TAX LAW. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PURCHASE PLAN.

General Tax Information. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in a manner that depends upon the holding period of the shares. If the shares are sold or otherwise disposed of (including by gift) more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen per cent (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

THE BOARD RECOMMENDS A VOTE FOR

THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

Proposal No. 3

Ratification of Appointment of Independent Accountants

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 27, 2004, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as the Company’s independent accountants since the Company’s inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT ACCOUNTANTS.

Executive Officers of the Company

Certain information concerning executive officers of the Company, including their ages as of July 15, 2003, is set forth below:

Name	Age	Position
N. Damodar Reddy	64	Chairman, President and Chief Executive Officer
C.N. Reddy	47	Executive Vice President, Director
Ronald K. Shelton	42	Vice President, Finance and Administration and Chief Financial Officer
Ritu Shrivastava	52	Vice President and General Manager, Technology Development and Operations

N. Damodar Reddy is the co-founder of the Company and has served as the Company’s Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company’s Chief Financial Officer from June 1998 until January 1999. Under his guidance, the Company created the fabless model that many memory companies follow today. From September 1983 to February 1985, Mr. Reddy co-founded and served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. In 1995, Mr. Reddy was selected as “Entrepreneur of the Year” in Northern California, an award sponsored by Inc. magazine, Ernest and Young and Merrill Lynch. Mr. Reddy is a member of the Board of Directors of one other publicly traded company, Tower Semiconductor. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests. He holds a B.S. degree in Electrical Engineering from Osmania University, a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as a director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company’s Vice President—Engineering. In May 1993, he was appointed Senior Vice-President—Engineering and Operations of the Company. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds a M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 15 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity.

Ronald K. Shelton joined Alliance in April 2002, and was appointed Vice President, Finance and Administration and Chief Financial Officer. Mr. Shelton was previously with empowerTel Networks, a privately held company, where he served as Chief Financial Officer from 1999 to 2002. From 1996 to 1999, Mr. Shelton served as Chief Financial Officer of Cirrus Logic, Inc. a leading supplier of analog and DSP chip solutions for the consumer entertainment electronics industry. Mr. Shelton was Vice President Finance and Administration, and Chief Financial Officer of the Company from 1992 to 1996. Mr. Shelton received his Bachelor’s Degree in Economics from Stanford University.

Ritu Shrivastava joined the Company in November 1993 and since that time has held various senior management positions with the Company. Dr. Shrivastava currently serves as the Company’s Vice President and General Manager, Technology Development and Operations. Dr. Shrivastava was designated as an executive officer of the Company in July 1997. Dr. Shrivastava has been responsible for co-developing many generations of memory technologies and products at various foundries in Taiwan, Singapore, Japan and U.S., which supported the

Company’s leadership in successful fabless model. Prior to joining the Company, Dr. Shrivastava worked at Cypress Semiconductor Corporation for more than 10 years in various technology management positions, the last one being Director of Technology Development. Prior to Cypress, Dr. Shrivastava was with Mostek Corporation where he was responsible for one of the first CMOS development projects in the U.S. for memory and gate-array applications. Dr. Shrivastava served on the Electrical Engineering faculty at Louisiana State University where he also received his Ph.D. Dr. Shrivastava completed his Master’s and Bachelor’s degrees in Electrical Communication Engineering from Indian Institute of Science, Bangalore, India and a Bachelor’s degree in Physics from Jabalpur University, India. Dr. Shrivastava is named inventor in 20 patents related to various technologies, and is a Fellow of IEEE. He also serves on the editorial board of IEEE Transactions on Electron Devices as a CMOS editor.

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s Common Stock as of July 15, 2003 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. On July 15, 2003, there were 34,998,826 shares of the Company’s Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(13)	Percent Of Class
N. Damodar Reddy (3)	7,443,150	21.27%
C.N. Reddy (4)	6,072,350	17.35%
Jon B. Minnis (5)	741,000	2.12%
Sanford L. Kane (6)	100,000	*
Juan A. Benitez (7)	50,000	*
Ritu Shrivastava (8)	239,611	*
Ronald K. Shelton (9)	25,000	*
Narendar Venugopal (10)	18,484	*
Dimensional Fund Advisors (11)	2,354,129	6.73%
All directors and officers listed herein as a group (8 persons) (12)	14,689,595	41.97%

*	Less than 1%.
(1)	Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of July 15, 2003 upon the exercise of options, excluding, however, options granted pursuant to the Company’s 1996 Employee Stock Purchase Plan (the “Purchase Plan”), as the shares subject to option under the Purchase Plan for the next applicable Purchase Date (August 15, 2003) may depend upon the fair market value of the Company’s Common Stock on such Purchase Date, which value is not known as of the date of this Proxy Statement. Each stockholder’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of July 15, 2003 have been exercised.
(3)	Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole stockholder. The address of N. Damodar Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 350,000 shares subject to options exercisable within 60 days of July 15, 2003.
(4)	Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole stockholder. The address of C.N. Reddy is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054. Includes 250,000 shares subject to options exercisable within 60 days of July 15, 2003.
(5)	Includes 110,000 shares owned of record by Milpitas Materials Company, of which Mr. Minnis is the President and a stockholder. Also includes 30,000 shares subject to options exercisable within 60 days of July 15, 2003.
(6)	Includes 50,000 shares subject to options exercisable within 60 days of July 15, 2003.
(7)	Includes 50,000 shares subject to options exercisable within 60 days of July 15, 2003.
(8)	Includes 198,082 shares subject to options exercisable within 60 days of July 15, 2003.
(9)	Includes 25,000 shares subject to options exercisable within 60 days of July 15, 2003.
(10)	Includes 15,000 shares subject to options exercisable within 60 days of July 15, 2003.
(11)	Represents shares held as of December 31, 2002, as reported on Schedule 13G filed by Dimensional Fund Advisors Inc. on or about February 11, 2003. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(12)	Includes 968,082 shares subject to options exercisable within 60 days of July 15, 2003.
(13)	On June 13, 2003, Cannell Capital LLC filed a Schedule 13G reporting that as of May 28, 2003 it ceased to be the beneficial owner of more than five percent of the Company’s Common Stock. As of May 28, 2003, Cannell Capital LLC beneficially owned 1,783,100 shares of the Company’s Common Stock.

Executive Compensation

The following table sets forth certain information concerning compensation of (i) the Company’s Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company serving at March 29, 2003, for the fiscal year ended March 29, 2003 and each of the Company’s past two fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position (6)	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(3)
N. Damodar Reddy President, Chief Executive Officer And Chairman of the Board	2003 2002 2001	300,000 270,000 300,000	— —	— — —	— 150,000 —

C.N. Reddy Executive Vice President	2003 2002 2001	275,000 254,367 274,992	— —	— — —	— 100,000 —

Ronald K. Shelton (4) Vice President of Finance and Administration, and Chief Financial Officer	2003 2002 2001	184,871 — —	— — —	— — —	100,000 — —

Ritu Shrivastava Vice President/General Manager, Technology Development and Operations	2003 2002 2001	186,400 165,115 178,615	— — 16,000	— — —	30,000 25,000 —

Narendar Venugopal (5) Vice President and General Manager, Mixed Signal Business Unit	2003 2002 2001	169,347 42,500 —	528,678 — —	— — —	85,000 — —

(1)	Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.
(2)	Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10% of the individual’s salary plus bonus. N. Damodar Reddy and C.N. Reddy have received certain distributions of cash and marketable securities in their capacity as partners of Alliance Venture Management. See “Certain Transactions.”
(3)	Excludes grants of options pursuant to the ESPP.
(4)	Ronald K. Shelton, the Company’s Vice President of Finance and Administration and Chief Financial Officer, joined the Company in April 2002.
(5)	The Company’s executive officers are N. Damodar Reddy, C.N. Reddy, Ronald K. Shelton and Ritu Shirvastava. Mr. Venugopal is included herein solely because he was one of the four most highly compensated officers of the Company for fiscal 2003. Mr. Venugopal joined the Company on January 1, 2002. In fiscal 2003, Mr. Venugopal earned bonuses totaling $528,678 which were based on certain revenue milestones for the Mixed Signal Business Unit for fiscal 2003. Of the bonus earned, $221,341 was paid subsequent to the end of fiscal 2003.

Option Grants In Last Fiscal Year

The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. The options granted vest twenty percent (20%) after the first year of service and then five percent (5%) each quarter there until the option is fully vested, subject to continued employment or provision of services to the Company.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)(3)	Exercise or Base Price ($/sh)	Expiration Date	5% ($)	10% ($)
N. Damodar Reddy	—	—	—	—	—	—
C.N. Reddy	—	—	—	—	—	—
Ronald K. Shelton	100,000	15.4	10.36	4/29/08	352,339	799,337
Ritu Shrivastava	30,000	4.6	3.83	10/17/08	39,077	88,652
Narendar Venugopal (4)	60,000	9.2	8.30	06/03/08	169,368	384,237
	25,000	3.9	3.83	10/17/08	26,344	73,877

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.
(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the six-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(3)	The Company granted stock options representing 649,000 shares to employees in the last fiscal year.
(4)	Mr. Venugopal received two separate option grants in fiscal 2003 for an aggregate of 85,000 shares.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2003 and the value of stock options held at the end of fiscal 2003 by each of the officers named in the Summary Compensation Table above.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Valuea of Unexercised In- The-Money Options at Fiscal Year End ($)(2)
Grantee			Exercisable	Unexercisable	Exercisable	Unexercisable
N. Damodar Reddy	0	0	150,000	200,000	0	0
C.N. Reddy	0	0	110,000	140,000	0	0
Ronald K. Shelton	0	0	0	100,000	0	0
Ritu Shrivastava	0	0	172,082	56,000	21,062	6,582
Narendar Venugopal	0	0	0	85,000	0	0

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company’s Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.
(2)	These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company’s Common Stock on March 29, 2003 of $3.41 per share.

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2003, including the 2002 Stock Option Plan, the 1992 Stock Option Plan, the 1996 Employee Stock Purchase Plan, and the 1993 Directors’ Stock Option Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of March 31, 2003		Weighted-average exercise price of outstanding options, warrants and rights as of March 31, 2003	Number of securities remaining available for future issuance under equity compensation plans as of March 31, 2003 (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,559,862	(1)	$9.16	4,321,277
Equity compensation plans not approved by security holders (2)	0		0	0
Total	2,559,862		$9.16	4,321,277

(1)	Issued under our 2002 Stock Option Plan, our 1992 Stock Option Plan, our 1996 Employee Stock Purchase Plan and our 1993 Directors’ Option Plan. Effective April 7, 2002, all options, warrants and rights issued under our 1992 Stock Option Plan were assumed by our 2002 Stock Option Plan.
(2)	All of our equity compensation plans were approved by our security holders.

Certain Transactions

N. Damodar Reddy, the Chairman of the Board, President and Chief Executive Officer of the Company, is a director and investor in Infobrain, Inc. (“Infobrain”) an entity which provides the following services to the Company: intranet and internet web site development and support, migration of Oracle applications from 10.7 to version 11i; MRP software design implementation and training, automated entry of manufacturing data, and customized application enhancements in support of the Company’s business processes. The Company paid Infobrain approximately $306,000 and $234,000 in fiscal 2003 and 2002, respectfully. Mr. Reddy is not involved in the operations of Infobrain.

In October 1999, the Company formed Alliance Venture Management, LLC, (“Alliance Venture Management”), a California limited liability company, to manage and act as the general partner in the investment funds the Company intended to form. Alliance Venture Management does not directly invest in the investment funds with the Company, but it is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participate in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy.

In November 1999, the Company formed Alliance Ventures I, LP (“Alliance Ventures I”) and Alliance Ventures II, LP (“Alliance Ventures II”), both California limited partnerships. The Company, as the sole limited partner, owns 100% of the limited partnership interests in each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% based upon investment gains from these partnerships for its managerial efforts.

In November 1999, Series A member units and Series B member units in Alliance Venture Management were created. The holders of Series A units and Series B units receive management fees of 15% of investment gains realized by Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, LP (“Alliance Ventures III”), the management agreement for Alliance Venture Management was amended to create Series C member units which are entitled to receive a management fee of 16% of investment gains realized by Alliance Ventures III. In January 2001, upon the creation of Alliance Ventures IV, LP (“Alliance Ventures IV”) and Alliance Ventures V, LP (“Alliance Ventures V”), the management agreement for Alliance Venture Management was amended to create Series D and E member units which are entitled to receive a management fee of 15% of investment gains realized by Alliance Ventures IV and Alliance Ventures V, respectively.

Each of the owners of the Series A, B, C, D and E member units (“Preferred Member Units”) paid the initial carrying value for their shares of the Preferred Member Units. While the Company owns 100% of the common units in Alliance Venture Management, it does not hold any Preferred Member Units and does not participate in the management fees generated by the management of the investment funds. N. Damodor Reddy and C.N. Reddy, who are directors of the Company and members of the Company’s senior management, each hold 48,000 Preferred Member Units, respectively, of the 162,152 total Preferred Member Units outstanding and 172,152 total Member Units Outstanding. As of July 15, 2003, members of the Company’s senior management hold the majority of the units of Alliance Venture Management:

	Units	Type of Units	Initial Carrying Value
Alliance Semiconductor Corporation	10,000	Common Units		$2,500.00

N. Damodar Reddy	10,000 10,000 8,000 10,000 10,000	Series A Units Series B Units Series C Units Series D Units Series E Units	$ $ $ $ $	2,500.00 2,500.00 2,000.00 2,500.00 2,500.00

C.N. Reddy	10,000 10,000 8,000 10,000 10,000	Series A Units Series B Units Series C Units Series D Units Series E Units	$ $ $ $ $	2,500.00 2,500.00 2,500.00 2,500.00 2,500.00

Non-executive employee	10,000 10,000 9,333 10,000 10,000	Series A Units Series B Units Series C Units Series D Units Series E Units	$ $ $ $ $	2,500.00 2,500.00 2,333.25 2,500.00 2,500.00

Annually, Alliance Venture Management earns 0.5% of the total fund commitment of Alliance Ventures I, II, III, IV and V. In fiscal 2003, the Company incurred $875,000 of commitment fees. This amount was offset in its entirety by expenses incurred by the Company on behalf of Alliance Venture Management of $875,000. Neither N. Damodar Reddy nor C.N. Reddy received any commitment fees during fiscal 2003, fiscal 2002 or fiscal 2001.

Alliance Venture Management receives 15% – 16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2003. During fiscal 2002 and fiscal 2001, the Company made distributions of cash and marketable securities to the partners of Alliance Venture Management totaling $5.2 million and $8.4 million, respectively. Details of the distributions are as follows (in thousands):

	Fiscal 2002			Fiscal 2001
Officer/Employee	Market Value of Stock Distributed	Cash Distributed	Total Distributions	Market Value of Stock Distributed	Cash Distributed	Total Distributions
N. Damodar Reddy	$995	$571	$1,566	$2,710	$0	$2,710
C.N. Reddy	995	571	1,566	2,710	0	2,710
Non-executive employee	1,175	686	1,861	2,710	0	2,710
Former employees	126	76	202	286	0	286

Totals	$3,291	$1,904	$5,195	$8,416	$0	$8,416

N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., Galaxy Venture Partners II, L.L.C. and Galaxy Venture Partners III, L.L.C., which have invested in 23 of the 37 total companies invested in by Alliance Venture Management’s investment funds.

In August 2000, the Company agreed to invest $20 million in Solar Ventures (“Solar”), a venture capital partnership whose focus is in investing in early stage companies in the areas of networking, telecommunications, wireless, software infrastructure enabling efficiencies of the Web and e-commerce, semiconductors for emerging markets and design automation. The Company has invested $12.5 million in Solar. Due to changes in the venture capital market, Alliance has decided to limit its investment in Solar to the $12.5 million already invested.

C.N. Reddy is a general partner of Solar and participates in running its daily operations. Furthermore, certain of the Company’s directors, officers and employees, including C.N. Reddy and Jon Minnis, have also invested in Solar. Solar has invested in 14 of the 37 total companies in which Alliance Venture Management’s funds have invested.

On May 18, 1998, the Company provided loans to C.N. Reddy and N. Damodar Reddy and one other director, Sanford Kane, aggregating $1.7 million. The Reddy’s loans were used for the payment of taxes resulting from the gain on the exercise of non-qualified stock options. The loan to Sanford Kane was used for the exercise of stock options. Under these loans, both principal and accrued interest were due on December 31, 1999, with accrued interest at rates ranging from 5.50% to 5.58% per annum. The loan to Sanford Kane was repaid in full at December 31, 1999. In 1999, 2000, and 2001, the loans to N. Damodar Reddy and C.N. Reddy were extended such that they became due on December 31, 2002. The loan to C.N. Reddy was repaid in full as of March 31, 2003. As of March 31, 2003, $820,000 in principal was outstanding under the loan to N. Damodar Reddy with accrued interest of $237,000. Subsequent to March 31, 2003, the loan to N. Damodar Reddy was repaid in full.

Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Report on Executive Compensation” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Report of Compensation Committee and Stock Benefit Committee

The following is a report of the Compensation Committee of the Board of Directors and the Stock Benefit Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended March 29, 2003. The Compensation Committee of the Board of Directors sets the base salary of the Company’s executive officers and approves individual bonuses for executive officers. The Stock Benefit Committee of the Board of Directors administers the Company’s 2002 Stock Plan (the “2002 Plan”) Plan and the Company’s 1996 Employee Stock Purchase Plan under which grants may be made to executive officers and others.

General Compensation Policy

The Compensation Committee and Stock Benefit Committee’s overall policies with respect to executive officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual expertise and performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances (including the Company’s Vice President, Finance and Administration and Chief Financial Officer, Ronald K. Shelton), annual or quarterly cash bonuses related to the performance of the Company for such executive officer’s functional area. In addition, from time to time prior to fiscal 2003 the Company has forgiven certain debt obligations of executive officers to the Company.

Factors

Several important factors considered in establishing the components of each executive officer’s compensation package for the 2003 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee and Stock Benefit Committee may in their discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

Base Salary. The base salary for each executive officer is set primarily on the basis of the individual’s qualifications and relevant goals, the strategic goals for which he has responsibility, the incentives necessary to attract and retain qualified management based primarily upon the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company’s most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section “Comparison of Stockholder Return,” below. Company performance does not play a significant role in the determination of base salary.

Stock-Based Incentive Compensation. The Stock Benefit Committee approves periodic grants of stock options to each of the Company’s executive officers and others under the Company’s 2002 Plan and administers the Company’s 1996 Employee Stock Purchase Plan. The grants under these plans are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the 2002 Plan (historically over five years from the date of grant) encourage a long-term commitment to the Company by its executive officers and other optionees. Each grant pursuant to the 2002 Plan generally allows the optionee to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 2002 Plan to each optionee is set at a level that the Stock Benefit Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also takes into account the individual’s potential for future responsibility and promotion over the option vesting period, the individual’s performance in recent periods, industry practices and norms and the incentives granted in prior years and existing levels of stock ownership. The Stock Benefit Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the factors described above. The 1996 Employee Stock Purchase Plan affords Company employees (other than owners of 5% or more of the Company’s securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee’s payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

Annual or Quarterly Cash Bonuses. Other than with respect to executive officers engaged in the sales and marketing functions, the Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance. Ronald K. Shelton, the Company’s Vice President of Finance and Administration and Chief Financial Officer, joined the Company in April 2002. Mr. Shelton received an annualized salary of $200,000 in fiscal 2003, and was eligible to receive a bonus of up to $25,000 per quarter during fiscal 2003. No bonuses were paid to Mr. Shelton in fiscal 2003. In fiscal 2003, the Company did pay certain bonuses to members of the Company’s Mixed Signal Business Unit who were formerly employees of PulseCore, Inc., which was acquired by Alliance in January 2002, based on certain revenue milestones which were met by this business unit. In particular, Narendar Venugopal, Vice President and General Manager, Mixed Signal Business Unit earned bonuses totaling $528,678 in fiscal 2003. Of the bonus earned, $221,341 was paid subsequent to the end of fiscal 2003.

Chief Executive Officer Compensation

In setting the compensation payable during fiscal 2003 to the Company’s Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers.

Other Matters

In addition, as described elsewhere in this Proxy Statement, Alliance Venture Management, LLC (“Alliance Venture Management”), a California limited liability company, manages and acts as general partner of Alliance Ventures I, II, III, IV and IV. Alliance Venture Management does not directly invest in the investment funds with the Company, but it is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participated in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy. Annually, Alliance Venture Management earns 0.5% of the total fund commitment of Alliance Ventures I, II, III, IV and V. In fiscal 2003, the Company incurred $875,000 of commitment fees. This amount was offset in its entirety by expenses incurred by the Company on behalf of Alliance Venture Management of $875,000. Neither N. Damodar Reddy nor C. N. Reddy received any commitment fees during fiscal 2003, fiscal 2002 or fiscal 2001. In addition, Alliance Venture Management receives 15% – 16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2003.

Effect of Section 162(m) of the Code

Section 162(m) of the Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1.0 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests.

Employment Contracts and Termination of Employment Arrangements

The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Sanford L. Kane, Jon B. Minnis and Juan A. Benitez. The members of the Stock Benefit Committee are Messrs. Kane and Minnis. None of Mr. Kane, Mr. Minnis or Mr. Benitez was at any time during fiscal 2003 or any other time an officer or employee of the Company. Mr. N. Damodar Reddy served as Chairman of the Compensation Committee until his resignation from the Compensation Committee on July 16, 2002. Concurrent with Mr. Reddy’s resignation, Mr. Benitez was appointed Chairman of the Compensation Committee. Mr. Reddy has been President and Chief Executive Officer of the Company, and the Chairman of the Company’s Board of Directors, since the Company’s founding in 1985. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See “Certain Transactions.”

Submitted by the Compensation Committee and the Stock Benefit Committee of the Company’s Board of Directors:

Compensation Committee	Stock Benefit Committee
Juan A. Benitez, Chairman	Jon B. Minnis, Chairman
Jon B. Minnis, Member	Sanford L. Kane, Member
Sanford L. Kane, Member

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of three directors. Each of the members of the Audit Committee is “independent” as defined by the Nasdaq Marketplace Rules. It operates under a written charter adopted by the Board of Directors. A current version of the Audit Committee Charter is included in this Proxy Statement as Annex A.

The Audit Committee appoints an accounting firm to be engaged as the independent accountants for the Company, subject to stockholder ratification, and approves the compensation of, and oversees, the Company’s independent accountants. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP (“PWC”), the Company’s independent auditors.

The Audit Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Specifically, the Audit Committee has met, reviewed and discussed the Company’s audited consolidated financial statements as of and for the three years ended March 31, 2003 with the Company’s management, which has the primary responsibility for the financial statements, as well as the Company’s independent auditors, PWC, who are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

The Audit Committee has received and reviewed the written disclosures and the letter from PWC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2003.

Submitted by the Audit Committee of the Company’s Board of Directors:

Sanford L. Kane, Chairman

Jon B. Minnis, Member

Juan A. Benitez, Member

Fees Billed for Services Rendered by Principal Accountant

PWC has been the independent auditing firm that audits the consolidated financial statements of the Company since the Company’s inception in 1985. In accordance with its standing policy, PWC periodically changes the personnel who work on the audit. In addition to performing the audit of the Company’s consolidated financial statements, PWC provided various other services during fiscal 2003. The aggregate fees billed for fiscal 2003 for each of the following categories of services are set forth below.

Audit Fees	$560,000
All Other Fees	$39,538

PWC did not provide any services related to financial information systems design and implementation during fiscal 2003. The Audit Committee has discussed with PWC the issue of its independence from the Company, and concluded that the nonaudit services performed by PWC are compatible with maintaining their independence.

Comparison of Stockholder Return

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Comparison of Stockholder Return” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

The graph below compares the cumulative stockholder return on the Company’s Common Stock from March 31, 1998 to March 31, 2003 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 1998 and reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ALLIANCE SEMICONDUCTOR CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*$100 invested on 3/31/98 in stock or index-

including nonvestment of dividends.

Fiscal year ending March 31.

	Cumulative Total Return
	3/98	3/99	3/00	3/01	3/02	3/03
ALLIANCE SEMICONDUCTOR CORPORATION	100.00	33.33	285.84	155.00	153.60	42.67
NASDAQ STOCK MARKET (U.S.)	100.00	135.08	250.99	100.60	101.32	74.37
NASDAQ ELECTRONIC COMPONENTS	100.00	144.29	418.44	130.93	138.59	79.94

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2003, all Reporting Persons complied with all applicable filing requirements, with the following exception: Mr. C.N. Reddy failed to timely file one Form 4 report.

Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.

By Order of the Board of Directors,

N. Damodar Reddy President and Chief Executive Officer

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail the enclosed proxy in the return envelope provided so that your shares will be represented at the meeting.

ANNEX A

ALLIANCE SEMICONDUCTOR CORPORATION

Charter for the Audit Committee

of the Board of Directors

(as amended)

Purpose and Powers

The purpose of the Audit Committee established by this charter will be: to oversee the accounting and financial reporting processes, and the external audits of Alliance Semiconductor Corporation (the “Company”); to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee the Company’s independent accountants; to supervise the finance function of the Company (which will include, among other matters, the Company’s investment activities); to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

The Audit Committee has the authority to conduct any investigation appropriate to its responsibilities, and may request the independent auditors, as well as any officer or employee of the Company, or the Company’s outside counsel, to attend a meeting of the Audit Committee or to meet with any members of, or consultant to, the Audit Committee. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting or other consultants or experts to assist in the performance of its duties.

It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to plan or conduct audits. These are the responsibilities of management or the independent auditors.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company’s Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the “SEC”), this charter (as then constituted) shall be publicly filed.

Membership

The Audit Committee shall consist of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. The Audit Committee shall meet the independence standards and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations.

Meetings

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountants’ examination and management report.

Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall:

1.	Appoint the independent accountants for ratification by the stockholders and approve the compensation of and oversee the independent accountants.

2.	Review the plan for and the scope of the audit and related services at least annually.

3.	Confirm that the proposed audit engagement team for the independent public accountants complies with the applicable auditor rotation rules.

4.	Pre-approve all audit services and permitted non-audit services to be provided by the independent accountants as required by the Exchange Act.

5.	Review with Finance management any significant changes to GAAP, SEC and other accounting policies or standards that will impact or could impact the financial reports under review.

6.	Review with Finance management and the independent accountants at the completion of the annual audit:

a.	The Company’s annual financial statements and related footnotes;

b.	The independent accountant’s audit of the financial statements;

c.	Any significant changes required in the independent accountant’s audit plan;

d.	Any serious difficulties or disputes with management encountered during the course of the audit;

e.	Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

7.	Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.

8.	Ensure the receipt of, and review, a written statement from the Company’s independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.

9.	Review with the Company’s independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.

10.	Review with Finance management and the independent accountants at least annually the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

11.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent accountants, and Finance management. Review with the independent accountants and Finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

12.	Review and discuss with Finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

13.	Oversee the adequacy of the Company’s system of internal accounting controls. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management’s responses thereto.

14.	Oversee the Company’s compliance with the Foreign Corrupt Practices Act.

15.	Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

16.	Oversee the Company’s finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company’s assets.

17.	Review and approve all related party transactions other than compensation transactions.

18.	Review the periodic reports of the Company with Finance management and the independent accountants prior to filing of the reports with the SEC.

19.	Periodically discuss with the independent accountants, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

20.	Review and discuss with Finance management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

22.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

Finally, the Audit Committee shall communicate to the Company’s independent accountants both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company’s stockholders and (ii) the Board’s and the Audit Committee’s ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

Reports

The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

ANNEX B

ALLIANCE SEMICONDUCTOR CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended)

The following constitute the provisions of the 1996 Employee Stock Purchase Plan (the “Plan”) of Alliance Semiconductor Corporation, a Delaware corporation with its principal offices at 2575 Augustine Drive, Santa Clara, California 95054 (the “Company”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Company” shall mean Alliance Semiconductor Corporation, a Delaware corporation.

(e) “Compensation” shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Purchase Date” shall mean the last business day of each Purchase Period of the Plan.

(l) “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(m) “Offering Period” shall mean a period of twelve (12) months commencing on February 16 and August 16 of each year, except for the firBy Order of the Board of Directors, st Offering Period and except as may be adjusted by the Board pursuant to Section 4(a).

(n) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o) “Plan” shall mean this Employee Stock Purchase Plan.

(p) “Purchase Period” shall mean a period of six (6) months within an Offering Period, except for the first Purchase Period as set forth in Section 4(b) and except as may be adjusted by the Board pursuant to Section 4(b).

(q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods and Purchase Periods.

(a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of twelve (12) months’ duration, with new Offering Periods commencing on or about February 16 and August 16 of each year (or at such other time or times as may be determined by the Board). The first Offering Period shall commence on October 1, 1996 and continue until August 15, 1997. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings provided that it shall to the extent practicable announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

(b) Purchase Periods. Each Offering Period shall consist of two (2) consecutive purchase periods of six (6) months duration. The last business day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on February 16 shall end on the next August 15. A Purchase Period commencing on August 16 shall end on the next February 15. The first Purchase Period shall commence on October 1, 1996 and shall end on February 15, 1997. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future Offering Periods provided that it shall to the extent practicable announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s payroll office (or following such other procedures (including electronic procedures) as the Company may from time to time establish) at least five (5) business days prior to the first business day of the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board (or its designated committee pursuant to Section 14) for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant’s Compensation (which shall be not less than one percent (1%) and not more than ten percent (10%)) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment of Contributions.

(a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of such participant’s Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement (or otherwise complying with procedures (including electronic procedures) established by the Company from time to time). The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date; provided, however, that the maximum number of shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b).

(b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board (or its designated committee pursuant to Section 14) in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan (and not previously used for the exercise of options pursuant to Section 8) at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account under the Plan (and not previously used for the exercise of options pursuant to Section 8) will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account under the Plan (and not previously used for the exercise of options pursuant to Section 8) will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option will be automatically terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Automatic Withdrawal. If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

13. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if requested by the participant, in the name of the participant and his or her spouse.

14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with applicable laws and any applicable requirements of Nasdaq or any stock exchange upon which the Company’s Common Stock is listed or approved for listing. The Board’s (or its committee’s) decisions, interpretations, findings and determinations shall be final, binding and conclusive on all participants.

15. Designation of Beneficiary(ies).

(a) A participant may file a written designation of a beneficiary or beneficiaries who is/are to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary or beneficiaries who is/are to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary(ies) is/are not the spouse, written consent from the spouse shall be required for such designation to be effective.

(b) Such designation of beneficiary(ies) may be changed by the participant (together with his or her spouse, if required above) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary or beneficiaries validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, (1) the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, (2) the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, and (3) the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), each shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to (x) the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, (y) the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, or (z) the Reserves.

(b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 and this Section 20, no such termination or amendment of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and its stockholders, or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. In addition, to the extent necessary to comply with the Code, any applicable rules of Nasdaq or any stock exchange upon which the Company’s Common Stock may be listed or approved for listing, or any other applicable law, rule or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21. Notices. All notices or other communications by a participant or by his or her spouse to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 promulgated thereunder (or any successor provision thereto). This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

ALLIANCE SEMICONDUCTOR CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

New Election

Change of Election

1. I,                                 , hereby elect to participate in the 1996 Employee Stock Purchase Plan (the “Plan”) of Alliance Semiconductor Corporation (the “Company”) for the Offering Period                         , 20      to                         , 20      , and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of     % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than one per cent (1% ) and not more than ten per cent (10%) of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Paragraph 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose. I further understand that no interest shall accrue or be paid on the amounts in my account under the Plan.

4. I understand that I may discontinue at any time prior to a Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease the rate of my Contributions on one occasion only during any Offering Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5. I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “Alliance Semiconductor Corporation 1996 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)

(Relationship)	(Address)

8. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within one (1) year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

9. If I dispose of such shares at any time after expiration of both the 2-year and 1-year holding periods referenced in Paragraph 8 above, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (b) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

10. I understand that if I am subject to Section 16(b) of the Exchange Act, the Purchase Date for purpose of calculating my compensation income and beginning of capital gain holding period may be deferred for up to six months under certain circumstances. I understand that I should consult with my personal legal and tax advisors prior to buying or selling shares under the Plan.

11. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of Common Stock I receive pursuant to the Plan, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon my purchase or disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

12. I understand that the above tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

13. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

14. Restriction on Exercise. This option to purchase Common Stock pursuant to the Plan may not be exercised unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of exercise. I understand that the Company is under no obligation to register, qualify or list the Common Stock reserved for issuance under the Plan with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance and that the Company will have no liability or obligation arising as a result of its failure to issue shares of Common Stock under the Plan unless it can do so in a manner that complies with applicable laws, rules and regulations.

15. No Right to Employment. Nothing in the Plan or in this Subscription Agreement shall confer on me any right to continue in the employ of, or other relationship with, the Company or with any parent, subsidiary or affiliate of the Company or limit in any way the right of the Company or of any parent, subsidiary or affiliate of the Company to terminate my employment or other relationship at any time, with or without cause.

16. Interpretation. Any dispute regarding the interpretation of this Subscription Agreement shall be submitted by me or the Company to the Company’s Board of Directors (or the committee named by the board to administer the Plan) (the “Committee”) for review. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on me.

17. Privileges of Stock Ownership. I understand that I shall not have any of the rights of a stockholder with respect to any Common Stock pursuant to the Plan until I exercise the option pursuant to Section 8 of the Plan and pay the exercise price thereof.

18. Successors and Assigns. The Company may assign any of its rights under this Subscription Agreement. This Subscription Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Subscription Agreement shall be binding upon me and my heirs, executors, administrators, legal representatives, successors and assigns.

19. Entire Agreement. The Plan is incorporated herein by this reference. This Subscription Agreement and the Plan (the “Agreements”) constitute the entire agreement of the Company and myself and supersede all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. The Agreements may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of the Company apply to me and are inconsistent with the terms of the Agreements, the provisions of the Agreements shall control.

20. Amendments; Waivers. This Subscription Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Company and myself. No failure to exercise and no delay in exercising any right, remedy, or power under this Subscription Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Subscription Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

21. Severability; Enforcement. If any provision of this Subscription Agreement is held invalid, illegal or unenforceable in any respect, (a) such provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired hereby, and (c) such decision shall not affect the validity, legality or enforceability of such provision under other circumstances.

22. Attorneys’ Fees and Costs. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Subscription Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

23. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the law of the State of California, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of Delaware (“GCLD”) shall apply to all matters governed by the GCLD, including without limitation matters concerning the validity of grants of stock options, issuances of shares of Common Stock and actions of the Company’s board of directors or any committee thereof.

24. Action by the Company. All actions required or permitted to be taken under this Subscription Agreement by the Company, including without limitation, exercise of discretion, consents, waivers, and amendments to this Subscription Agreement, shall be made and authorized only by the President or by his or her representative specifically authorized to fulfill these obligations under this Subscription Agreement.

25. Notices. All notices required or permitted by this Subscription Agreement must be in writing and shall be deemed to have been duly given if delivered by hand; mailed, postage prepaid, by certified or registered mail, return receipt requested; or deposited with any return receipt express courier, prepaid; and addressed to me at the address listed above or to the Company at: Alliance Semiconductor Corporation, 2575 Augustine, Santa Clara, California 95054, Attn: General Counsel. I shall timely notify the Company in writing of any change in my address. Notice of change of address shall be effective only when done in accordance with this Paragraph 25. All notices shall be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail, return receipt requested; or one business day after deposit with any return receipt express courier (prepaid).

Acceptance

I hereby acknowledge: I have received a copy of the Plan and Subscription Agreement; I have had the opportunity to consult legal counsel in regard to the Plan and Subscription Agreement, and have availed myself of that opportunity to the extent I wish to do so; I have read and understand the Plan and Subscription Agreement, and am fully aware of the legal effect of each; I have entered into this Subscription Agreement freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in the Plan and Subscription Agreement; and I have entered into this Subscription Agreement subject to all the terms and conditions of the Plan and this Subscription Agreement.

I acknowledge that there may be adverse tax consequences upon exercise of any option exercised pursuant to the Plan and Subscription Agreement, or pursuant to the disposition of any shares acquired thereby, and that I should consult a tax adviser prior to any such exercise or disposition.

SIGNATURE:

SOCIAL SECURITY # :

DATE:

SPOUSE’S SIGNATURE (necessary if beneficiary is not spouse):

(Signature)

(Print name)

ALLIANCE SEMICONDUCTOR CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I,                                 , hereby elect to withdraw my participation in the 1996 Employee Stock Purchase Plan (the “Plan”) of Alliance Semiconductor Corporation (the “Company”) for the Offering Period commencing                                 . This withdrawal covers all Contributions credited to my account (and not already used for the purchase of options pursuant to the Plan) and is effective on the date designated below.

I understand that all Contributions credited to my account (and not already used for the purchase of options pursuant to the Plan) will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

I further understand and agree that I shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:
Signature of Employee

Social Security Number

ALLIANCE SEMICONDUCTOR CORPORATION

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS AUGUST 26, 2003

THIS PROXY IS SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby appoints N. Damodar Reddy and Ronald K. Shelton, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the “Company”) to be held at the Company’s headquarters, 2575 Augustine Drive, Santa Clara, California 95054 on Tuesday, August 26, 2003 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the five nominees and for Proposals 2 and 3. The undersigned hereby acknowledges receipt of: (a) the Notice of 2003 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 29, 2003.

[X] Please mark your votes as in this example

	Withhold for All (except as indicated)	For All Nominees Below (except as indicated)
1. Election of Directors	[ ]	[ ]
JUAN A. BENITEZ, SANFORD L. KANE, JON B. MINNIS, C. N. REDDY AND N. DAMODAR REDDY.
(If you wish to withhold authority to vote for any individual nominee, strike through the nominee’s name above.) (The Board recommends a vote “FOR” all nominees)

For	Against	Abstain

2. Approval to Amend the Company’s 1996

Employee Stock Purchase Plan to Increase the

Number of Shares Available for Issuance under

the Purchase Plan by an Aggregate of 250,000

Shares to 1,000,000 Shares.

(The Board recommends a vote “FOR”).

[ ]	[ ]	[ ]

	For	Against	Abstain
3. Ratification of Appointment of Price – waterhouseCoopers LLP As The Company’s Independent Accountants. (The Board recommends a vote “FOR”).	[ ]	[ ]	[ ]

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Whether Or Note You Plan To Attend The Meeting In Person, You Are Urged To Sign And Promptly Mail This Proxy In The Return Envelope Provided So That Your Shares May Be Represented At The Meeting.

Signature(s)                                                                                              Dated:                                               , 2003

Please Vote, Date And Promptly Return This Proxy In The Enclosed Return Envelope Which Is Postage Prepaid If Mailed In The United States.